ASSET PURCHASE AGREEMENT

BY AND BETWEEN:

SEABOURN OIL COMPANY, LLC, a Texas limited liability company (hereinafter referred to as the "**Company**");

JOE MADISON SEABOURN, an individual residing in Abilene, Texas ("**Seabourn**")

- And -

NELACO OPERATING INC., a Texas corporation having offices in Abilene, Texas (hereinafter referred to as "**Nelaco**")

ASSET PURCHASE AGREEMENT

Dated as of May 27, 2015

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 27th day of May 2015, by and between **SEABOURN OIL COMPANY, LLC**, a Texas limited liability company (hereinafter referred to as the "**Company**"); **JOE MADISON SEABOURN**, an individual residing in Abilene, Texas ("**Seabourn**") and **NELACO OPERATING, INC.**, a Texas corporation having offices in Abilene, Texas ("**Nelaco**").

WHEREAS, Nelaco owns one hundred percent working interest and eighty percent net revenue interest in that certain oil and gas leases located in Callahan County, Texas, as more specifically described on the Assignment and Bill of Sale attached hereto as Schedule A (referred to herein as the "Lease");

WHEREAS, the Company wishes to enter into the business of owning, acquiring and operating various oil and gas assets by purchasing interests in properties located in the State of Texas as well as other jurisdictions in the United States, and desires to acquire the Lease;

WHEREAS, the Company has agreed with the Seabourn, who is the controlling shareholder of Nelaco, to issue to issue to Seabourn a six percent (6%) ownership interest in the Company (the "Interest") in exchange for Seabourn causing Nelaco to assign the Lease to the Company, on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the mutual covenants, representations and warranties, which are to be made and performed by the respective Parties, it is hereby agreed as follows:

ARTICLE I
INTERPRETATION

Section 1.01. Definitions. The following terms when used in this Agreement shall have the meanings hereby assigned to them:

"Business Day" shall mean any day other than a day which is a Saturday, a Sunday or a statutory holiday in Tempe, Arizona;

"Effective Date" shall mean May 27, 2015;

"Effective Time" shall mean 12:01 a.m. MST on the Effective Date;

"Encumbrance" shall mean any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, pre-emptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to "Encumbrances" shall be construed accordingly;

"Escrow" shall mean the holding of the Seabourn Shares pending completion of the transactions set forth herein.

"Escrow Holder" shall mean Booth Udall Fuller PLC, a professional law corporation with offices located in Tempe, Arizona.

"Exchange Act" shall mean the US Securities Exchange Act of 1934;

"Governmental Entity" shall mean any court or tribunal in any jurisdiction or any federal, state, municipal or other governmental body, agency, authority, department, commission, board or instrumentality;

"Party" shall mean a Person, which is bound by this Agreement;

"Person" shall mean any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

"Regulations" shall mean all statutes, laws, codes, treaties, ordinances, decrees, rules, orders and regulations in effect from time to time and made by governments or Governmental Entities having jurisdiction over the Company, Nelaco, or the Partnership.

"Securities Act" shall mean the US Securities Act of 1933;

"SEC" shall mean the US Securities and Exchange Commission; and

"US" shall mean United States of America.

ARTICLE II
ASSET PURCHASE

Section 2.01. Agreement of Asset Purchase. By execution of this Agreement, and pursuant to the terms hereof, the Company agrees to issue the Interest to Seabourn and Seabourn agrees to cause Nelaco to cause the Lease to be assigned to the Company (the "Asset Purchase") as follows:

(a) The parties here acknowledge and agree that on May 27, 2015, Nelaco executed an Assignment and Bill of Sale transferring title to the Lease to the Company (the "Assignment"); and

(b) The Company shall cause the Interest to be issued in the name of Nelaco, completing the Asset Purchase.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section 6.07 (Public Notices) shall continue to apply after the Completion under this Agreement without limit in time.

Section 3.05. All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the Parties shall survive the Effective Date, the issuance and delivery of the Seabourn Shares and the Assignment. If no claim shall have been made under this Agreement against a Party with respect to any incorrectness in or breach of any representation or warranty made by that Party in this Agreement within six months following the Effective Date, that Party shall have no further liability with respect to the representation or warranty.

Section 3.06. The representations and warranties contained in clauses 3.1 and 3.2 herein of this Agreement shall be deemed to apply to all and shall not merge or diminish as a result of the Asset Purchase as contemplated hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Section 4.01. Organization, Standing and Authority; Foreign Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and this Agreement constitutes a valid and binding agreement of the Company. The Interest to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03. Capitalization. The Company's ownership interests, upon issuance of the Interest to Seabourn, shall be as follows:

America Resources Exploration Inc.	–	94%
Joe Madison Seabourn	–	6%

Section 4.04 Subsidiaries. The Company does not have any subsidiaries.

Section 4.05. Certificate of Formation and Operating Agreement. The Company has heretofore delivered to Nelaco true, correct and complete copies of its Certificate of Formation (certified by the Secretary of State of the State of Texas) and Operating Agreement.

Section 4.06. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a) Violate any provision of the Certificate of Formation, Operating Agreement or other charter or organizational document of the Company;
(b) Violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract to which the Company is a party or by or to which its assets or properties may be bound or subject;

(c) Violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Company or upon the securities, assets or business of the Company;
(d) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or to the securities, properties or business of the Company; or
(e) Result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by the Company.

Section 4.07. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to the Company 's best knowledge threatened against or affecting the Company or involving any of the Company's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Except as set forth in such Schedule 4.10 hereto, the Company is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.08. Compliance with Laws. To the best knowledge of the Company, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of the Company.

Section 4.9. True and Correct Copies. All documents furnished or caused to be furnished to Seabourn or Nelaco by the Company are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.10. Material Information. This Agreement, the Schedules attached hereto and all other information provided, in writing, by the Company or representatives thereof to Seabourn and Nelaco, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to Seabourn and Nelaco an in writing which, individually or in the aggregate, could have a material adverse effect on the Company or a material adverse effect on the ability of the Company to perform any of its obligations pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SEABOURN AND NELACO

Seabourn and Nelaco represent and warrant to the Company as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification. Nelaco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, transfer and assign the Lease and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02. Authorization. The execution, delivery and performance Seabourn and Nelaco of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nelaco and all necessary action on the part of each of Seabourn. Seabourn and Nelaco have duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of each. Ownership of the Lease has been transferred to the Company in accordance with this Agreement.

Section 5.03. Title to the Lease. Upon completion of the Assignment, the Company shall be the beneficial and record holder of the Lease, without any Encumbrances.

Section 5.04. Tax Advice. Seabourn and Nelaco are responsible for obtaining such legal, including tax, advice as each of them considers necessary or appropriate in connection with the execution, delivery and performance by each of them of this Agreement and the transactions contemplated herein.

Section 5.5 No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a) Violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Nelaco or the terms and conditions of the Lease;

(b) Violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Seabourn or Nelaco is a party or by or to which either of its assets or properties, including the Lease, may be bound or subject;

(c) Violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Seabourn, Nelaco or upon the Lease;

(d) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Seabourn, Nelaco or to the Lease; or

(e) Result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Nelaco or the Lease.

Section 5.6. Compliance with Laws. To the best of Seabourn's and Nelaco's knowledge, Nelaco is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Nelaco or the Lease and Nelaco has not received written notice that any violation is being alleged.

Section 5.7. Material Information. This Agreement, the Schedules attached hereto and all other information provided, in writing, by Seabourn or Nelaco or representatives thereof, to the Company, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to the Company in writing which, individually or in the aggregate, could have a material adverse effect on Seabourn or Nelaco or a material adverse effect on the ability of Seabourn or Nelaco to perform any of its obligations pursuant to this Agreement.

Section 5.8. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Seabourn or Nelaco. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Seabourn or Nelaco, threatened against or involving Seabourn, Nelaco, its assets or the Lease.

Section 5.9. Operating Statements. (a) Seabourn has, or will have prior to the Closing Date, provided to the Company financial or operating statements pertaining to the Lease for the last three (3) fiscal years ended immediately prior to the date of this Agreement that are an accurate portrayal of the operations of the Lease, to the extent that such documents exist (the "Operating Statements").

(b) The Operating Statements shall be true, correct and complete in all material respects and fairly present the financial condition of the Lease.

Section 5.10. Status of the Lease. The Lease are, and at the time of the Asset Purchase shall be, in good standing and free from any Encumbrances whatsoever.

ARTICLE VI
NOTICE

Section 6.01. Service of Notice

All notices, requests, consents and other communications required or permitted hereunder shall be deemed to be served properly if served (i) when delivered if delivered personally (including by courier); (ii) on the third day after mailing, if mailed postage prepaid, by registered or certified mail (return receipt requested); (iii) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery; or (iv) upon receipt of a confirmed transmission, if sent by telecopy or facsimile transmission, in each case to the parties at the following addresses.

Section 6.02. Addresses for Notices

The address for service of notices hereunder of each of the Parties shall be as follows:

Company: Seabourn Oil Company LLC
2800 Post Oak Blvd, Suite 4100
Houston, Texas 77056

Seabourn: Joe Seabourn
2925 Robertson Dr.
Abilene, Texas 79606

Nelaco: Nelaco Operating, Inc.
2925 Robertson Dr.
Abilene, Texas 79606

Section 6.03. **Right to Change Address**

A Party may change its address for service by notice to the other Parties, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01. Assignment

The rights of the Parties shall not be assignable without the prior written consent of the other Party, which assignment shall not be unreasonably withheld.

Section 7.02. Expenses. Each Party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

Section 7.03. No Amendment Except in Writing. This Agreement may be amended only by written instrument executed by all of the Parties hereto.

Section 7.04. Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions, whether before or after the Effective Date.

IN WITNESS WHEREOF the Parties have executed this Asset Purchase Agreement on the date first above written.

SEABOURN OIL COMPANY, LLC,
a Texas limited liability company

By: 黄裕
Name: Huang Yu
Title: CEO

Joe Madison Seabourn
JOE MADISON SEABOURN

NELACO OPERATING INC.,
a Texas corporation

By: Joe M Seabourn
Name: Joe M. Seabourn
Title: President

Schedule "A"
IDENTIFICATION LEASE

<u>TRACT 1</u>: All of the William Scurlock Survey 211, Abstract No. 307, Cert. No. 452, Patent No. 347, Vol. 2, containing 640 acres of land, more or less;

> SAVE AND EXCEPT, 9.251 acres described in Deed from Naomi Cutbirth Heyser to the State of Texas, dated June 14, 1974, recorded in Vol. 396, Page 186, of the Deed Records of Callahan County, Texas.
>
> SAVE AND EXCEPT, all depths from the surface of the earth down to 2,000 feet beneath the surface of the earth on the North-half of Wm. Scurlock Survey No. 211, being 320 acres, more or less.

<u>TRACT 2</u>: All of the A. F. Woodward Survey No. 210, Abstract No. 528, Cert. No. 1203, Patent No. 1302, Vol. 6, containing 320 acres of land, more or less.